Exhibit 10.20

THIRD AMENDMENT TO FINANCE AGREEMENT
DFC PROJECT NO: 9000117662
This Third Amendment to Finance Agreement (this “Amendment”) is made and entered into as of July 30, 2026, by and among SVRE HOLDINGS LTD., a business company limited by shares incorporated under the laws of the British Virgin Islands with its registered offices located at Kingston Chambers, P.O. Box 173, Road Town, Tortola, British Virgin Islands VG1110, with company number 1993213 (the “Borrower”), and UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION, an agency of the United States of America with its principal place of business at 1100 New York Avenue, N.W. Washington, D.C. 20527, United States of America (“DFC”).
RECITALS
WHEREAS, the Borrower and DFC entered into that certain Finance Agreement, dated as of January 21, 2026 (as amended, modified or supplemented from time to time, the “Finance Agreement”);
WHEREAS, at the Borrower’s request, the parties have agreed to amend that certain Depositary Agreement, dated as of March 5, 2026 (as amended, modified or supplemented from time to time, the “Depositary Agreement”), pursuant to an amendment entered into on or about the date hereof;
WHEREAS, as a result of such amendment to the Depositary Agreement, the parties wish to amend Schedule 3.01(a)(xiv) (Accounts) to the Finance Agreement to reflect the revised account structure;
WHEREAS, in order to manage currency conversion variability in the Project Country, the Borrower has requested that DFC agree to increase the amount of Permitted Indebtedness that may be incurred by the Obligors with respect to unsecured Indebtedness under any foreign currency hedging arrangements;
WHEREAS, the parties wish to make certain corrections to the Finance Agreement without changing the commercial intent of the parties;
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:
Section 1.Definitions.
Capitalized terms used but not defined in this Amendment have the meanings provided in the Finance Agreement. The rules of interpretation set forth in Schedule X (Defined Terms and Rules of Interpretation) of the Finance Agreement shall apply to this Amendment, mutatis mutandis, as if set out in this Amendment in full.

Section 2.Amendments to Finance Agreement.
Subject to and in reliance on the Borrower’s acknowledgments, undertakings, representations and warranties set forth herein, each of the Borrower and DFC agree that on and after the Effective Date (as defined below):
(a)Schedule 3.01(a)(xiv) (Accounts) to the Finance Agreement is hereby amended as set forth in Annex A hereto; and
(b)Sub-section (g) of the definition of Permitted Indebtedness in Schedule X (Defined Terms and Rules of Interpretation) to the Finance Agreement is hereby amended and restated in its entirety to read as follows:
“(g)     any unsecured Indebtedness arising under any foreign exchange or currency swap, option or future, currency exchange agreement, foreign exchange or currency hedging agreement, or other similar agreement or arrangement (including any zero cost collar or put option foreign exchange transaction for spot delivery entered into in connection with protection against fluctuation in currency) providing for the transfer, hedging or mitigation of the Borrower’s exposure to movements in rates of currency exchange; provided that such foreign exchange transaction is entered into for bona fide business purposes and not for investment or speculative purposes and the notional amount does not at any time exceed (individually or in the aggregate) $50,000,000.”
(c)Section 2.03(a) (Repayment of the Loan) of the Finance Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    The Borrower unconditionally and irrevocably promises to repay the outstanding principal amount of the Initial Loan (i) prior to the DOW Offtake Satisfaction Date in up to thirty-seven (37) quarterly sculpted installments and (ii) on and after the DOW Offtake Satisfaction Date in up to forty-nine (49) quarterly sculpted installments (collectively, the “Principal Installments”), in each case on each Principal Repayment Date in accordance with the Repayment Schedule, beginning on the first Principal Repayment Date to occur after the expiration of the Grace Period and ending not later than the last Principal Repayment Date to occur prior to the expiration of the Term (such last Principal Repayment Date, the “Maturity Date”).”
Section 3.Condition Precedent.
This Amendment shall become effective on the date upon which DFC receives duly executed counterparts of this Amendment by each of the parties hereto (such date, the “Effective Date”).
Section 4.Representations and Warranties.
As of the Effective Date, the Borrower makes the representations and warranties set forth in Section 3.01 (Representations and Warranties) of the Finance Agreement, mutatis mutandis, as if set out in this Amendment in full.
Section 5.Continuing Effect.
(a)Except as specifically modified, amended, waived or otherwise provided in this Amendment, each Financing Document shall remain unchanged and in full force and effect in accordance with its respective terms and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party to any Transaction Document, or constitute a modification, acceptance or waiver of any provision of any Transaction Document. Notwithstanding anything contained in this Amendment to the contrary, DFC expressly reserves the right to exercise any and all of its rights and remedies under any Transaction Document and Applicable Law in respect of any Event of Default.
Section 6.Miscellaneous.
(a)Article X of the Finance Agreement shall apply herein, mutatis mutandis, as if set out in this Amendment in full.
(b)Delivery of an executed counterpart of a signature page of this Amendment in an electronic format (including .pdf, .tif, and .jpeg file format) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. §§ 7001 to 7006, 7021, 7031; the New York State Electronic Signatures and Records Act, NY State Tech. Law § 301; or any other similar state laws based on the Uniform Electronic Transactions Act.
(c)All references in the Finance Agreement to “this Agreement,” “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Finance Agreement, as modified by this Amendment.
(d)The Borrower and DFC hereby designate this Amendment as a Financing Document. This Amendment shall be deemed to be a Financing Document for all purposes of the Finance Agreement and the other Transaction Documents.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.
SVRE HOLDINGS LTD.
By:    /s/ Justin Machin
Name:    Justin Stewart Machin
Its:    Director
Authorized Officer
UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION
By:    /s/ Danielle Montgomery
Name:    Danielle Montgomery
Its:    Vice President, Office of Infrastructure and_
Critical Minerals

Signature Page to Third Amendment to Finance Agreement

ANNEX A
SCHEDULE 3.01(A)(xiv)
ACCOUNTS